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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K for the year ended December 31, 1998 and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34451) pertaining to the 1988 Stock Option Plan, 1989 Stock Option Plan, 1990 Stock Option Plan, and the Original Stock Plan of Amtech Corporation; the Registration Statement (Form S-8 No. 33-53010) pertaining to the Amtech Corporation 1992 Stock Option Plan; the Registration Statements (Form S-8 No. 33-65061 and Form S-8 No. 333-06507) pertaining to the Amtech Corporation 1995 Long-Term Incentive Plan; the Registration Statement (Form S-8 No. 333-06503) pertaining to the Amtech Corporation 1996 Directors' Stock Option Plan; the Registration Statement (Form S-8 No. 333-06505) pertaining to the Amtech Corporation 401(k) Plan; and the Registration Statement (Form S-8 No. 333-06511) pertaining to the Amtech Corporation 1996 Employee Stock Purchase Plan of our report dated March 29, 1999, with respect to the consolidated financial statements of CustomTracks Corporation (formerly Amtech Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


Dallas, Texas
March 29, 1999